UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 29, 2021

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa, Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	EMPR	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2021, Empire Petroleum Company (the “Company”) and Empire New Mexico LLC, a wholly owned subsidiary of the Company d/b/a Green Tree New Mexico (“Green Tree New Mexico”), entered into a Loan Modification Agreement with Energy Evolution Master Fund, Ltd. (“Investor”).

The Loan Modification Agreement made certain modifications to the Senior Secured Convertible Note Due December 31, 2021 issued by Green Tree New Mexico (the “Senior Convertible Note”). Prior to entering into the Loan Modification Agreement, Investor required that all remaining indebtedness under the unsecured convertible notes issued by Green Tree New Mexico be converted or prepaid in full (“Unsecured Convertible Debt”). Effective as of September 29, 2021, an aggregate of $331,410 of Unsecured Convertible Debt was prepaid and the remaining $1,445,966 of Unsecured Convertible Debt was converted into 1,156,778 shares of common stock, par value $0.001 per share, of the Company. Approximately $1,500,000 of indebtedness under the unsecured convertible notes issued by Green Tree New Mexico was previously converted into shares of common stock. For more information regarding the Senior Convertible Note and the Unsecured Convertible Debt, please see the Company’s Current Report on Form 8-K dated as of May 14, 2021, which was filed with the Securities and Exchange Commission on May 20, 2021.

Pursuant to the Loan Modification Agreement, among other things, (i) Investor converted $6,500,000 of principal under the Senior Convertible Note along with accrued interest into 5,305,208 shares of the Company’s common stock on September 30, 2021, (ii) the maturity date of the Senior Convertible Note was extended from December 31, 2021 to June 30, 2023, (iii) the Company’s obligations with respect to a registration statement under the Senior Convertible Note were extended, (iv) the Company executed and delivered a Pledge and Security Agreement granting Investor a first priority perfected security interest in the Company’s membership interest in Green Tree New Mexico, (v) the Company and Green Tree New Mexico agreed to use commercially reasonable best efforts to separate Green Tree New Mexico from the Company as a separate, independent business on or before December 31, 2022 in a spin off to the stockholders of the Company or similar transaction with the stockholders, (vi) the Company issued a Common Share Warrant Certificate dated as of September 30, 2021 pursuant to which Investor has the right to acquire 500,000 shares of the Company’s common stock at an exercise price of $5.00 per share (assuming the effectiveness of the Company’s currently contemplated 1 for 4 reverse stock split) on or before December 31, 2023, and (vii) upon maturity of the Senior Convertible Note, Investor has the option to convert the remaining principal balance along with accrued interest into common stock of the Company in lieu of cash payment.

On August 31, 2021, the Company filed an Information Statement on Schedule 14C informing of the approval, upon recommendation by the Board of Directors, of resolutions adopted by certain stockholders of the Company that, among other things, adopted an equity compensation plan entitled Empire Petroleum Corporation 2021 Stock and Incentive Compensation Plan (the “2021 Incentive Plan”). Such approval did not become effective until 20 calendar days after the mailing of the Information Statement. The 2021 Incentive Plan became effective as of September 30, 2021. For more information regarding the 2021 Incentive Plan, please see the Company’s Information Statement on Schedule 14C filed with the Securities and Exchange Commission on August 31, 2021.

Copies of the Loan Modification Agreement, Pledge and Security Agreement, Common Share Warrant Certificate, and the 2021 Incentive Plan are filed herewith and incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing description of each such document is qualified in its entirety by reference to the full text of such document.

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

(e) The 2021 Incentive Plan became effective as of September 30, 2021. For a description of the 2021 Incentive Plan, please see Item 1.01 above and the Company’s Information Statement on Schedule 14C filed with the Securities and Exchange Commission on August 31, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description

10.1	Loan Modification Agreement dated as of September 29, 2021, by and among Empire New Mexico LLC d/b/a Green Tree New Mexico, Empire Petroleum Corporation and Energy Evolution Master Fund, Ltd.

10.2	Pledge and Security Agreement dated as of September 29, 2021, made by Empire Petroleum Corporation in favor of Energy Evolution Master Fund, Ltd.

10.3	Common Share Warrant Certificate dated as of September 30, 2021 issued by Empire Petroleum Corporation in favor of Energy Evolution Master Fund, Ltd.

10.4	Empire Petroleum Corporation 2021 Stock and Incentive Compensation Plan (Appendix A to the Company’s Information Statement on Schedule 14C filed August 31, 2021, is hereby incorporated by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: October 5, 2021	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President

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